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                                                                   EXHIBIT 10.4

                       HORACE MANN EDUCATORS CORPORATION
                    DEFERRED COMPENSATION PLAN FOR EMPLOYEES

SECTION 1.  INTRODUCTION

1.1 ESTABLISHMENT OF PLAN. Horace Mann Educators Corporation, a Delaware corporation (the "Company"), hereby establishes the Horace Mann Educators Corporation Deferred Compensation Plan for Employees (the "Plan") for those employees of the Company who are eligible for the Long Term Incentive Plan Bonus payments (the LTIP Employees). The Plan provides the opportunity for LTIP Employees to defer receipt of all or a part of their Short Term Incentive Plan bonus compensation and/or their Long Term Incentive Plan bonus cash compensation on a pretax basis.

1.2  PURPOSES.   The Plan is unfunded and is maintained by the Company
primarily for the purpose of providing deferred compensation for a select group of management highly compensated employees. More particularly, the purposes of the Plan are to align the interests of LTIP Employees more closely with the interests of other shareholders of the Company, to encourage the highest level of LTIP Employee performance by providing the LTIP Employees with a direct interest in the Company's attainment of its financial goals and to help attract and retain qualified LTIP Employees.

1.3 EFFECTIVE DATE. This Plan shall be effective December 01, 1997. To the extent an investment or distribution of cash or Stock may be made under the Plan, the Plan is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Exchange Act, provided by Rule 16b-3 of the Securities and Exchange Commission as now in effect or hereafter amended.

SECTION 2.  DEFINITIONS

2.1  DEFINITIONS.  THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH
BELOW:

(a) "Administrator" means the person designated in Section 3 to administer the Plan.

(b) "Annual Bonus Compensation" means the bonus payable under the Company's Short Term Incentive Plan.

(c) "Board" means the Board of Directors of the Company.

(d) "Change in Control" means either of the events set forth below:

    (i) any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company; or

    (ii) the occurrence within any twelve-month period during the term of the Plan of a change in the Board with the result that the Incumbent Members do not constitute a majority of the Company's Board.

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(e) "Common Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

(f) "Deferred Stock Equivalent Account" means the bookkeeping account established by the Company in respect to each LTIP Employee pursuant to
Section 5.3 hereof and to which shall be credited the amounts of Annual Bonus Compensation and/or Long Term Bonus Compensation deferred by the LTIP Employee as provided in the Plan and the Common Stock Equivalents into which such deferred compensation are deemed invested pursuant to the Plan.

(g) "LTIP Employee" means an employee who is eligible to participate in the Company's Long Term Incentive Plan.

(h) "Long Term Compensation" means the bonus payable under the Company's Long Term Incentive Plan.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(j) "Fair Market Value" means as of any applicable date the closing sale price of a share of Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which Stock is listed, or, if Stock is not listed on any such exchange, the last closing bid quotation with respect to a share of Stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if Stock is not so quoted, the fair market value at the time in question of a share of Stock as determined by the Board in good faith.

(k) "Incumbent Members" means the members of the Board on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

(l) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

(m) "Payment Date" means the dates in the same calendar year in which the Company pays the Annual Bonus Compensation and/or the Long Term Bonus Compensation to LTIP Employees.

(n) "Stock" means the $0.001 par value common stock of the Company.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

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SECTION 3.  PLAN ADMINISTRATION  The Plan shall be administered by the Human
Resources Benefits Officer of the Company. Subject to the limitations of the Plan, the Administrator shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions as he shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Administrator shall have no authority, discretion or power to alter any terms or conditions specified in the Plan. The Administrator's determinations on matters within its authority shall be conclusive and binding upon the Company, the LTIP Employees and all other persons.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Stock reacquired by the Company.

4.2 ADJUSTMENTS UPON CHANGES IN STOCK. If there shall be any change in the Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Administrator (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Administrator in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms on an equitable basis as the Administrator in his or her discretion determines.

SECTION 5.  DEFERRALS AND DISTRIBUTIONS

5.1 DEFERRAL ELECTIONS. An LTIP Employee may elect to defer receipt of all or a specified portion of his Annual Bonus Compensation and/or his Long Term Bonus Compensation. An LTIP Employee may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Administrator. The notice shall include: (i) the percentage of each applicable Annual Bonus Compensation payment to be deferred and the percentage of each applicable Long Term Bonus Compensation payment to be deferred (ii) subject to the limitations of this Section 5, the year(s) in which the applicable distribution is to commence and the form(s) (i.e., lump sum or installments in cash over a stated number of years) of the applicable distribution. Amounts deferred by an LTIP Employee pursuant to this Section
5.1 shall be converted into Common Stock Equivalents in accordance with
Section 5.3 on the Payment Date. Annual Bonus Compensation and Long Term Bonus Compensation that share the same Payment Date shall share the same commencement of and manner of distribution.

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5.2  TIME FOR ELECTING DEFERRAL AND CHANGE IN ELECTION.  An election to defer
Annual Bonus Compensation and/or Long Term Bonus Compensation shall be made in the first instance within 30 days of the establishment of the Plan, thereafter, prior to the latest to occur of the following: (i) the beginning of the calendar year (or with the respect to the Long Term Incentive Plan, the beginning of the first calendar year in the performance period)for which the Bonus Compensation is to be earned; or (ii) the thirtieth day following the date the LTIP Employee first becomes eligible to participate in the Plan; provided that, an election made on or after the first day of a calendar year shall only apply to Annual Bonus Compensation and Long Term Bonus
Compensation amounts payable after the date of the election. An election to defer, once made, is irrevocable except as provided in Section 5.11 hereof.

5.3 DEFERRED STOCK EQUIVALENT ACCOUNTS. A Deferred Stock Equivalent Account shall be established for each LTIP Employee. Annual Bonus Compensation and/or Long Term Bonus Compensation deferred by an LTIP Employee shall be credited to such Account as of the Payment Date, and shall be converted into Common Stock Equivalents based on Fair Market Value as of such date. An LTIP Employee's Deferred Stock Equivalent Account shall also be credited with dividend equivalents and other distributions pursuant to Section 5.4. The Deferred Stock Equivalent Account will be reduced by the amount of any distributions which amount shall be converted into common stock equivalents based on Fair Market Value as of the date of distribution.

5.4 DIVIDEND EQUIVALENTS. Dividends and other distributions with respect to Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to an LTIP Employee's Deferred Stock Equivalent Account in respect of cash dividends and any other securities or property distributed with respect to the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the record date of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or distributed with respect to the Stock. Fractional shares shall be credited to the LTIP Employee's Deferred Stock Equivalent Account cumulatively, but the balance of shares of Common Stock Equivalents in a LTIP Employee's Deferred Stock Equivalent Account shall be rounded to the next highest whole share for any distribution to such LTIP Employee pursuant to this Section 5.

5.5 STATEMENT OF ACCOUNTS. A statement as to the balance of his or her Deferred Stock Equivalent Account will be sent to each LTIP Employee at least once each calendar year.

5.6 PAYMENT OF ACCOUNTS. Subject to this Section 5, as soon as practicable, an LTIP Employee shall receive a distribution of his Deferred Stock Equivalent Account as directed by the LTIP Employee in the applicable election deferral notice. Either a lump sum of cash or HMEC stock or the first of a stated number of equal annual cash installments shall be paid in the year selected for distribution. Succeeding cash installments (if any) shall be paid on July 01 of each calendar year following the calendar year in which the first payment was made. Such distribution shall consist of cash or one share of Stock for each Common Stock Equivalent credited to such LTIP Employee's Deferred Stock Equivalent Account. In the event a distribution occurs after a cash dividend record date but before its dividend payment date, the Deferred Stock Equivalent Account as of the dividend record date will be credited with Common Stock Equivalents equal to the cash dividend.

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5.7  PAYMENTS FOLLOWING THE TERMINATION OR DEATH OF AN LTIP EMPLOYEE.  In the
event an LTIP employee dies while employed or terminates employment prior to retirement as defined in the Horace Mann Pension Plan, as amended from time to time, before the balance of his Deferred Stock Equivalent Account is fully paid, payment of the balance of the LTIP Employee's Deferred Stock Equivalent Account shall as soon as practicable be made to the LTIP Employee or his or her beneficiary or beneficiaries, as the case may be, in a lump sum cash distribution. In the event a retired LTIP Employee dies before the balance of his Deferred Stock Equivalent Account is fully paid, payment of the balance of the retired LTIP Employee's Deferred Stock Equivalent Account shall then be made to the retired LTIP Employee's beneficiary or beneficiaries, at such time or times and in such manner as payments were being made to the retired LTIP Employee prior to his death. The Administrator may, in his discretion, take into account the application of any retired LTIP Employee's designated beneficiary and direct that the balance of the retired LTIP Employee's Deferred Stock Equivalent Account be paid to such beneficiary in the manner requested by such application.

5.8 DESIGNATION OF BENEFICIARY. An LTIP Employee shall file with the Administrator a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the LTIP Employee's death. An LTIP Employee may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the LTIP Employee's death and in no event shall it be effective as of a date prior to its receipt. If no such beneficiary designation is in effect at the time of the LTIP Employee's death, or if no designated beneficiary survives the LTIP Employee, the LTIP Employee's estate shall be deemed to have been designated his beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder after the LTIP Employee's death. If the Administrator is in doubt as to the right of any person to receive all or part of such amount, the Company may retain such amount until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

5.9 CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, each LTIP Employee shall receive as directed by the LTIP Employee, within ten (10) days of the date of such Change in Control, a lump sum distribution of his Deferred Stock Equivalent Account in cash or if available, the number of shares of Stock equal to the number of Common Stock Equivalents credited to such LTIP Employee's Deferred Stock Equivalent Account as of the date of the Change in Control.

5.10 EMERGENCY PAYMENTS. In the event of an "unforeseeable emergency" as defined herein, the Administrator may determine the value of the Deferred Stock Equivalent Account and pay all or a part of such amounts in cash without regard to the payment dates otherwise determined pursuant to Sections
5.6 and 5.7, to the extent the Administrator determines that such action is necessary in light of immediate and substantial needs of the LTIP Employee (or his beneficiary) occasioned by severe financial hardship. For the purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the LTIP Employee resulting from a sudden and unexpected illness or accident of the LTIP Employee or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the LTIP Employee or beneficiary, loss of the LTIP Employee's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the LTIP Employee or beneficiary. Payments shall not be made pursuant to this Section to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or

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otherwise, (b) by liquidation of the LTIP Employee's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (c) by cessation of the LTIP Employee's deferrals under the Plan. Such action shall be taken only if the LTIP Employee (or a LTIP Employee's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Administrator after making such inquiries as the Administrator deems necessary or appropriate.

5.11 PAYMENT OF TAXABLE AMOUNT.  Notwithstanding any other provision of this
Section 5 or any payment schedule directed by an LTIP Employee and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a LTIP Employee's Deferred Stock Equivalent Account which has not actually been distributed to the LTIP Employee is nevertheless required to be included in the LTIP Employee's or beneficiary's gross income for federal income tax purposes, then the balance of the Deferred Account or the part thereof that was determined to be includable in gross income shall be distributed (as directed by the LTIP Employee in his most recent election deferral notice) in cash or shares of Stock to the LTIP Employee or beneficiary, as the case may be, in a lump sum as soon as practicable after such determination, without any action or approval by the Administrator. A "final determination" of the Internal Revenue Service for purposes of this
Section is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the LTIP Employee or beneficiary does not appeal within the time prescribed for appeals.

5.12 WITHHOLDING The Company, at the time of any deferral or distribution under this Plan, shall withhold benefits otherwise due or payable in order to comply with any federal, state, local or other income or other tax laws requiring withholding with respect to benefits provided to the LTIP Employee under this Plan.

SECTION 6. GENERAL CREDITOR STATUS Each participating LTIP Employee and beneficiary designated by a LTIP Employee shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such LTIP Employee or beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets and shall be solely the obligation of the Company. The Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and participating LTIP Employees that the Plan be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA")).

SECTION 7. CLAIMS PROCEDURES If a claim for benefits made by any person (the "Applicant") is denied, the Administrator shall furnish to the Applicant, within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and
(iv) explains the claim review procedures. Upon the written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrator shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Administrator issues and comments in writing and
(iii) afford the Applicant an opportunity to meet with the Administrator as a part of the review procedure. Within 60 days after his receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the

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Administrator shall notify the Applicant in writing of his decision and the reasons for his decision and shall refer the Applicant to the provisions of the Plan which form the basis for his decision.

SECTION 8. ASSIGNABILITY The right of a LTIP Employee and his beneficiary to receive payments or distributions hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer (other than by will or the laws of descent and distribution), assignment, pledge, encumbrance, attachment, or garnishment by creditors of a participating LTIP Employee or his beneficiary.

SECTION 9.     PLAN TERMINATION, AMENDMENT AND MODIFICATION   The Board may
at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements, and, provided further that no termination, amendment or modification shall reduce the then existing balance of any LTIP Employee's Deferred Stock Equivalent Account or otherwise adversely change the terms and conditions thereof without the LTIP Employee's consent.

SECTION 10. GOVERNING LAW/PLAN CONSTRUCTION The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Illinois. Nothing in this document shall be construed as an employment agreement or in any way impairing the right of the Company to terminate the employment of an LTIP Employee.

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